UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2011

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

(978) 421-9655

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Explanatory Note

On February 15, 2011, ZOLL Medical Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to, among other things, report the results of the voting at the Annual Meeting of Shareholders of the Company held on February 10, 2011 (the “Annual Meeting”) on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation. In the Original 8-K, the Company stated that the Board of Directors of the Company (the “Board”) would evaluate the results of such non-binding advisory vote and make a determination as to whether the Company will submit future non-binding advisory votes on executive compensation for consideration by shareholders every one, two or three years. This Current Report on Form 8-K/A is being filed to update the disclosure under “Item 5.07, Submission of Matters to a Vote of Security Holders” of the Original 8-K to provide information regarding such determination. No other changes are being made to the Original 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, a majority of the shares that voted at the Annual Meeting on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation voted for the Company to hold such future non-binding, advisory votes on an annual basis. In light of this result and after a discussion of the Board, the Board determined at its meeting on April 26, 2011 that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: April 28, 2011	By:	/s/ Richard A. Packer
Richard A. Packer Chief Executive Officer

3